UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2020 (August 15, 2020)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36407	77-0602661
(State or Other Juris-diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street Henri A. Termeer Square Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ALNY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Co-Development Agreement

In April 2020, Alnylam Pharmaceuticals, Inc. (the “Company”) entered into a strategic financing collaboration with certain affiliates of The Blackstone Group Inc., including funds or accounts managed or advised by GSO Capital Partners LP, Blackstone’s credit platform, to support the Company’s advancement of its innovative RNA interference (RNAi) therapeutics. As part of this collaboration, the Company and Blackstone Life Sciences Advisors L.L.C., an affiliate of The Blackstone Group Inc., agreed in principle on a non-binding term sheet that described a $150 million funding arrangement for certain of the Company’s development programs. In furtherance of this effort, on August 15, 2020, the Company entered into a Co-Development Agreement (the “Funding Agreement”) with BXLS V Bodyguard – PCP L.P. and BXLS Family Investment Partnership V – ESC L.P. (collectively, “Blackstone”), pursuant to which Blackstone will provide up to $150 million in funding for the clinical development of vutrisiran and ALN-AGT, two of the Company’s cardiometabolic programs. Blackstone’s funding for vutrisiran is a commitment to provide up to $70 million to fund development costs related to the HELIOS-B Phase 3 clinical trial. In addition, Blackstone has the right, but is not obligated, to fund up to $26 million for development costs related to a Phase 2 clinical trial of ALN-AGT and up to $54 million for development costs related to a Phase 3 clinical trial of ALN-AGT. Alnylam retains sole responsibility for the development and commercialization of both vutrisiran and ALN-AGT.

As consideration for Blackstone’s funding for vutrisiran clinical development costs, the Company has agreed to pay Blackstone a 1% royalty on net sales of vutrisiran for a specified royalty term, as well as tranched payments over a two-year period upon regulatory approval of vutrisiran for ATTR-cardiomyopathy in specified countries, unless it is later withdrawn from the market following a mandatory recall. As consideration for Blackstone’s funding for Phase 2 clinical development costs of ALN-AGT, the Company has agreed to pay Blackstone tranched payments over a four-year period upon the successful completion of the ALN-AGT Phase 2 clinical trial, unless certain regulatory events affecting the continued development of ALN-AGT occur. As consideration for Blackstone’s funding for Phase 3 clinical development costs of ALN-AGT, the Company has agreed to pay Blackstone tranched payments over a four-year period upon regulatory approval of ALN-AGT in specified countries, unless it is later withdrawn from the market following a mandatory recall. In each case, the aggregate tranched payment amount represents an agreed multiple of Blackstone’s investment in the applicable program and will be decreased if Blackstone does not fund the maximum amount of the funding obligation or right, as applicable. The Company’s payment obligations under the Funding Agreement will be secured, subject to certain exceptions, by security interests in intellectual property owned by the Company relating to vutrisiran and ALN-AGT, as well as in the Company’s bank account in which Blackstone’s funding deposits will be made.

The funding arrangement will be governed by a joint steering committee that will be comprised of an equal number of representatives from each party.

The Company and Blackstone each have the right to terminate the Funding Agreement in its entirety in the event of the other party’s bankruptcy or similar proceedings. The Company and Blackstone may each terminate the Funding Agreement in its entirety or with respect to either product in the event of an uncured material breach by the other party, or with respect to a product for certain patient health and safety reasons, or if regulatory approval in specified major market countries is not obtained for the product following the completion of clinical trials for the product. In addition, Blackstone has the right to terminate the Funding Agreement in its entirety upon the occurrence of certain events affecting the Company’s ability to make payments to Blackstone or to develop or commercialize the products, or upon a change of control of the Company. Blackstone may also terminate the Funding Agreement with respect to a product if the joint steering committee elects to terminate the development program for that product in its entirety, if certain clinical endpoints are not achieved for that product or, with respect to vutrisiran only, if the Company’s right to develop or commercialize vutrisiran is enjoined in a specified major market as a result of an alleged patent infringement. In certain termination circumstances, the Company will be obligated to pay Blackstone an amount that is equal to, or otherwise based on, the development funding received from Blackstone, and the Company may remain obligated under certain circumstances to make the tranched payments to Blackstone described above, or the royalty described above in the case of vutrisiran, should the Company obtain regulatory approval for vutrisiran or ALN-AGT following termination.

The Funding Agreement includes various representations, warranties, covenants, dispute escalation and resolution mechanisms, indemnities and other provisions customary for transactions of this nature.

Amendment to Credit Agreement

In connection with the Funding Agreement, on August 15, 2020, the Company entered into the First Amendment (the “First Amendment”) to the Credit Agreement dated April 10, 2020 among the Company, certain subsidiaries of the Company, funds or accounts managed or advised by GSO Capital Partners LP and certain other affiliates of The Blackstone Group Inc. and the other lenders from time to time party thereto, and Wilmington Trust, National Association, as the administrative agent for the lenders (the “Credit Agreement”). The First Amendment adds certain intellectual property owned by the Company relating to ALN-AGT as collateral under the Credit Agreement and makes certain other amendments related thereto and the Funding Agreement.

The foregoing summaries of the Funding Agreement and the First Amendment are not complete and are qualified in their entirety by reference to the complete text of the Funding Agreement and the First Amendment, each of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: August 20, 2020	By:	/s/ Laurie B. Keating
Laurie B. Keating
Executive Vice President, Chief Legal Officer and Secretary